Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-220583) of First Financial Bancorp. of our report dated February 26, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of First Financial Bancorp. for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Indianapolis, Indiana

April 2, 2018